SCHEDULE A
                          TRUST AGREEMENT dated the 6th day
                             of July, 2000, between
                the JAFFE FAMILY LIMITED PARTNERSHIP, as Settlor,
                                       and
                                ELLIOT S. JAFFE,
                                   as Trustee.
         3,655,330 shares of Common Stock of The Dress Barn, Inc.



     TRUST AGREEMENT dated the 6th day of July, 2000, between the JAFFE FAMILY LIMITED PARTNERSHIP, a Connecticut Limited Partnership, as Settlor, and ELLIOT
S. JAFFE, as Trustee.

     1. The Settlor hereby transfers and assigns to the Trustee and his successors (hereinafter the "Trustees") the property set forth in Schedule A annexed hereto to hold in separate trust upon the terms and conditions set forth herein. This trust shall be known as the "JAFFE FLP VOTING TRUST."

     2. The Trustees shall invest and reinvest the principal of the trust and shall pay so much of the income therefrom and such sums out of the principal thereof (even to the extent of the whole thereof) to the JAFFE FAMILY LIMITED PARTNERSHIP, or, if said partnership is no longer in existence, to its successors in interest, as the Trustees, in their absolute discretion, deem advisable, accumulating any balance of the income annually and adding the same to principal.

     The trust shall terminate upon the first to occur of (i) the tenth anniversary of the date of this Agreement, (ii) such time as DAVID JAFFE is no longer active in the management of THE DRESS BARN, INC. or its successor, or
(iii) the disposition by the trust of all of shares of The Dress Barn, Inc. (other than the disposition of the shares pursuant to a corporate merger or similar transaction resulting in the exchange by the trust of the shares of stock of The Dress Barn, Inc. for securities of another issuer where the securities held by the trust constitute working control of such issuer), at which time the then principal of the trust shall be distributed absolutely to the JAFFE FAMILY LIMITED PARTNERSHIP, or, if said partnership is no longer in existence, to its successors in interest.

     3. If ELLIOT S. JAFFE ceases to be qualified as a Trustee hereunder, the following individuals shall be entitled to qualify as successor Trustees, successively and in the order named: ROSLYN S. JAFFE; DAVID JAFFE.

     Subject to the foregoing, the Trustees from time to time qualified hereunder are authorized and empowered to designate one or more co-Trustees and a sole surviving Trustee at any time qualified hereunder is authorized and empowered to designate one or more successor Trustees to act with or succeed him or her.

     No bond or other security shall be required for any reason whatsoever of any Trustee named herein or designated as herein provided.

     4. The Trustees and any successor Trustee of this Trust Agreement (hereinafter "Trust Agreement" or "Agreement") shall have the following discretionary powers in addition to those conferred by law and all of the powers set forth in Section 45a-234 of the Fiduciary Powers Act of the Connecticut General Statutes, as amended, as well as the powers set forth in Sections (1),
(2), (3), (4), (5), (6), (7), (8), (9), (10),  (11),  (12),  (13),  (14),  (15),
(16),  (17),  (18),  (19),  (20), (21), (22), (23), (24), (25), (26) and (27) of
Section 45a-235 thereof:

          (a) To make any payment or distribution (required or authorized under this Agreement) either wholly or partly in kind at market value at date of distribution; to cause any share to be composed of cash, property or undivided fractional interests in property different in kind from any other share and without regard, among such shares, to whether the property distributed has an equivalent basis for income tax purposes.

          (b) To continue to hold any property, real, personal or otherwise, including, but not limited to, stocks, bonds or other securities, domestic or foreign, in the form in which it shall be when received by them hereunder (without regard to any rule of law that may require them to decide whether or not to retain such property) or as the form thereof may be changed pursuant to the provisions of the other subdivisions of this Article, so long as they, in their absolute discretion, deem it advisable.

          (c) To invest and reinvest in any property, including, but not limited to, stocks, bonds or other securities or so-called derivative investments, domestic or foreign, options to sell or to purchase such securities or so-called derivative investments (whether or not then held hereunder), shares or interests in mutual funds, investment companies, investment trusts or common trust funds of a bank or trust company, currencies, precious metals, oil and gas properties or other natural resources and commodities, or interests in, rights to or options to sell or to purchase any of the foregoing (whether or not then held hereunder), improved or unimproved real property or tangible personal property or life insurance, endowment, annuity or similar contracts (including such contracts insuring the then income beneficiary of any trust hereunder) that they may, in their absolute discretion, deem advisable, without regard to any duty to diversify or to make such property productive of income, and in any manner, including by direct purchase, entry into a joint venture, creation of or purchase of an interest in any form of partnership or corporation or through any other form of participation or ownership.

          (d) To employ any person, firm, corporation, bank or trust company for advice with respect to investment policy, but the Trustees may, in their absolute discretion, follow or refrain from following any recommendations so obtained, and said recommendations shall not in any way limit the discretionary power and authority herein conferred upon, and not otherwise delegated by, them with respect to investments; to designate a corporation, partnership or other firm, authorized so to act, as custodian, and to employ attorneys, accountants and bookkeepers; and to charge the fees and expenses of the foregoing to the trust hereunder.

          (e) To exercise or perform every power, authority or duty, including discretionary powers, by the concurrence and in the names of a majority of the Trustees qualified to participate, with the same effect as if all had joined therein; but by unanimous vote of the Trustees they may determine the number (one or more) who may give instructions to custodians, sign checks or have access to safe deposit boxes.

          (f) Severally to resign, by delivering to any successor or co-Trustee written notice of such resignation, to take effect at such date as said resigning Trustee may specify in said notice, without necessity for prior accounting or judicial approval.

          (g) Severally to authorize, by instrument in writing, any person or corporation, including any co-Trustee, bank or trust company, to act in the place of said Trustee with respect to specified transactions, to sign a particular check or checks, or to execute any other specifically stated instruments in the name of said Trustee.

          (h) To credit to principal or income or to apportion between them in such manner as they deem advisable any distributions from partnerships, any extraordinary, wasting or liquidating dividends, any dividends payable in the stock of the corporation paying the dividend or payable in the stock of another corporation and any so-called "capital gains dividends" declared by investment companies or investment trusts.

          (i) To charge to principal or income or to apportion between them any ordinary or extraordinary expenses in such manner as they deem advisable.

          (j) To determine if and to what extent they shall amortize any premium paid by them on bonds or other obligations for the payment of money.

          (k) To alter, repair, improve, demolish, manage, partition, mortgage, lease for any period (including a period in excess of any fixed by statute and extending beyond the duration of the trust herein), exchange, grant options to lease or to buy and sell or dispose of, at public or private sale and upon such conditions and such terms as to cash and credit as they deem advisable, any property held hereunder.

          (l) To borrow such sums as they deem advisable for the proper administration of the trust and to give security therefor.

          (m) To lend such sums out of the income or principal of the trust hereunder, and upon such terms and conditions as they deem advisable, provided that adequate security be obtained from, and reasonable interest be charged to, any borrower other than a beneficiary.

          (n)  To guarantee loans made to any beneficiary hereunder.

          (o)  With  respect  to any  property  distributable  absolutely  to an infant remainderman: in their absolute discretion, to retain possession of and manage the same during his or her minority, with all the rights, powers and compensation of Trustees hereunder, and from time to time to apply so much of the income and principal thereof to the use of said infant as they deem advisable, accumulating any balance of the income and adding the same to principal at convenient intervals; upon said infant's attaining majority (or sooner death), the then principal and any accumulated income shall be distributed to said infant (or his or her estate); this power shall not affect the vesting of said property in said infant.

          (p) In determining the amount of income or principal applicable to the use of an infant, to disregard the ability of the parent or parents of said infant to support said infant; and to make payment of any income or principal, applicable to the use of or payable to an infant, (1) to the Guardian (qualified in any jurisdiction) of the person or property of such infant, or (2) to the parent or parents of such infant (whether or not legally appointed his or her Guardian(s)), or (3) to the extent permitted by law, to a Custodian for such infant under a Uniform Gifts to Minors Act or a Uniform Transfers to Minors Act, or (4) to apply the same for his or her benefit; the receipt of such Guardian, parent or Custodian or the evidence of the application of such income or principal shall be a full discharge to the Trustees for such payment.

          (q) To remove any of the property held hereunder to or from any jurisdiction; to change the situs of administration of the trust hereunder from one jurisdiction to another.

          (r) To organize or participate in the organization of corporations, and to transfer to them any part or all of the property held hereunder in exchange for securities thereof.

          (s) To participate in and consent to any corporate reorganization, dissolution, liquidation, merger, consolidation, sale or lease, or in and to any other change in any corporation or in its financial structure, and to become a depositor with any protective, reorganization or similar committee, and to make all necessary payments incident to the foregoing; to exercise or to sell any conversion, subscription or similar rights; and in general to exercise in respect to any securities the unrestricted rights of a personal owner, including voting in person or by proxy.

          (t) To the extent permitted by law, to register any of the property held hereunder in their names as Trustees or in the names of nominees, or to take and keep the same unregistered, in bearer form or otherwise in such condition as to pass by delivery.


     5. (a) All the powers granted in this Agreement may be exercised after the termination of the trust in connection with the proper administration and distribution thereof.

     (b) This Agreement shall be governed, and its validity, effect and interpretation shall be determined, by the laws of the State of Connecticut, except that the Trustees may, from time to time, declare in writing that this Agreement shall be governed, and its validity, effect and interpretation shall be determined, thereafter by the laws of any other jurisdiction within the United States of America or that the forum for administration of the trust hereunder shall thereafter be the courts of any other jurisdiction within the United States of America, but only until any further declaration of a change in the governing law or of the forum for administration may be made by the Trustees. As often as any such declaration is made, the Trustees may thereafter make such consequential modifications to the provisions of this Agreement as they, in their absolute discretion, consider necessary to assure that, so far as may be possible, such provisions shall be as valid and effective under the laws of such other jurisdiction as they are under the laws of the State of Connecticut, except that the Trustees shall not, in so doing, render this Agreement void, voidable, illegal or revocable.

     (c) This Agreement shall be irrevocable.

     (d) In any judicial proceeding involving the trust hereunder and in any non-judicial settlement of the account of a Trustee hereunder, the interest of a person under disability may be represented by a party to such proceeding or settlement who is not under disability and who has the same interest.

     (e) If any person beneficially interested hereunder shall die in the course of or as a direct result of the same disaster, accident or calamity as shall cause the death of the life beneficiary upon whose death said person's interest is to take effect or under such circumstances that it cannot be readily determined whether said life beneficiary or said person died first, then, for the purposes of this Agreement, said person shall be deemed to have died before said life beneficiary.

     (f) Any income or principal payable to a beneficiary hereunder may, in the discretion of the Trustees, be applied by them for the benefit of said beneficiary.

     (g) Upon the commencement of the trust herein and upon the death of an income beneficiary, or any other termination of the trust herein, any accrued income (including dividends theretofore declared but not yet payable) shall be paid to the persons entitled to receive the income when it becomes payable, but any undistributed income which the Trustees are authorized in their discretion to accumulate shall be added to principal.

     (h) Any Trustee who is an income beneficiary of the trust hereunder shall not be qualified to participate in the exercise of any discretionary powers to distribute principal or income to himself or herself or to make allocations, in his or her own favor, of receipts or expenses as between principal and income of such trust; nor shall any Trustee participate in the exercise of a discretionary power to pay or apply income or principal to or for the benefit of a beneficiary whom said Trustee (in his or her individual capacity) is then legally obligated to support; all said powers shall be exercisable by the other Trustee(s).

     (i) The Settlor or any person may from time to time add assets to the principal of the trust hereunder, provided only that said assets are acceptable to the Trustees.

     (j) Wherever the context permits, the word "Trustees" shall be deemed to include "their survivor or survivors, successor or successors".

     (k) In determining whether or not to exercise any discretionary power to pay income or principal of the trust hereunder, the Trustees may, but shall not be required to, (i) take into account any effect the exercise thereof may have on the respective tax liabilities of any trust hereunder and the beneficiary under consideration and (ii) consider and accept as correct any statement concerning these matters made by the beneficiary under consideration or on his or her behalf.

     (k) To the extent permitted by law, none of the beneficiaries hereunder shall have the power to convey, anticipate, assign, encumber or in any way dispose of any part of the income or principal of their respective trust funds, nor shall said principal or income be in any way or in any amount answerable or chargeable with their duties, obligations, judgements or claims however arising, nor shall said principal or income be taken or reached by any legal or equitable process in satisfaction thereof, it being the Settlor's intent with respect to said beneficiaries, so far as the law allows, to make said trust what are commonly known as "spendthrift trusts".

     (l) The Trustees hereunder shall not be required to file any annual or other periodic accountings with respect to the trust hereunder.

     (m) The Trustee hereby accepts the trust herein and agrees to carry out the provisions hereof and faithfully to perform and discharge all of her duties as Trustee.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals the day and year first above written.




                    JAFFE FAMILY LIMITED PARTNERSHIP, Settlor
                            By:/s/ Elliot Jaffe (L.S.)
                          Elliot Jaffe, General Partner


                           /s/ Elliot Jaffe (L.S.)
                            Elliot Jaffe, Trustee




STATE OF CONNECTICUT)
                                            )  ss.:
COUNTY OF FAIRFIELD)


                  On this 6th day of July, 2000, before me personally appeared ELLIOT S. JAFFE, residing at Westover Park, Bayberrie Road, Stamford, Connecticut, to me known and known to me to be the individual described in and who executed the foregoing instrument as the Managing General Partner of Jaffe Family Limited Partnership and he thereupon acknowledged to me that he executed the same.



                                                   -----------------------------
                                                            /S/Notary Public




STATE OF CONNECTICUT)
                                            )  ss.:
COUNTY OF FAIRFIELD)


                  On this 6th day of July, 2000, before me personally appeared ELLIOT S. JAFFE, residing at Westover Park, Bayberrie Road, Stamford, Connecticut, to me known and known to me to be the individual described in and who executed the foregoing instrument as Trustee of the trust dated this date, and he thereupon acknowledged to me that he executed the same.



                                                   -----------------------------
                                                             /S/Notary Public